UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2022

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

990 Town and Country Boulevard	Houston,	Texas			77024
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Marathon Oil Corporation's Annual Meeting of Stockholders was held on May 25, 2022. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on the matters voted upon at the meeting, all of which are described more fully in our 2022 Proxy Statement.
1. Each of our director nominees was elected for a term expiring in 2023.

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Chadwick C. Deaton	480,913,950	8,108,756	1,487,115	93,365,177
Marcela E. Donadio	476,925,695	12,124,131	1,459,995	93,365,177
M. Elise Hyland	483,701,632	5,854,163	954,026	93,365,177
Holli C. Ladhani	483,817,967	5,706,893	984,961	93,365,177
Brent J. Smolik	482,584,566	6,950,855	974,400	93,365,177
Lee M. Tillman	472,413,515	17,039,671	1,056,635	93,365,177
J. Kent Wells	484,430,119	5,073,910	1,005,792	93,365,177
2. PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2022.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
567,445,738	14,903,978	1,525,282
3. The compensation of our named executive officers was approved, on an advisory basis.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
445,315,207	43,530,517	1,664,097	93,365,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

May 31, 2022	By:	/s/ Rob L. White

Name: Rob L. White
Title: Vice President, Controller and Chief Accounting Officer